                                                                      EXHIBIT  4

                             PLAINS RESOURCES INC.
                           1996 STOCK INCENTIVE PLAN


1.  Purpose.
    -------

     The purpose of this 1996 Stock Incentive Plan is to strengthen Plains Resources Inc. by providing a performance incentive and to encourage stock ownership by its officers, employees and directors, thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise and encouraging them to remain in the employ or service of the Company. It is intended that this purpose be achieved by extending to officers, employees and directors of the Company an added long-term incentive for high levels of performance and unusual efforts through the grant to officers and employees of options to purchase shares of the Company's common stock and the grant to officers, employees and directors of shares of the Company's common stock under this Plan.

2.  Administration.
    --------------

     2.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Disinterested Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the full extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     2.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to determine those Eligible Employees to whom Awards shall be granted under the Plan and the number of Incentive Stock Options, Nonqualified Stock Options and/or Shares to be granted to each Eligible Employee; to prescribe the terms and conditions (which need not be identical) of each Award, including the purchase price per Share subject to each Option; and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

     2.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

     (a) to construe and interpret the Plan and the Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Award recipients and all other persons having any interest therein;

     (b) to determine the duration and purposes for leaves of absence which may be granted to an Award recipient on an individual basis without constituting a termination of employment or service for purposes of the Plan;

     (c) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

     (d) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.  Stock Subject to the Plan and Awards.
    ------------------------------------

     3.1 The maximum number of Shares with respect to which Awards may be granted under the Plan is 1,500,000 Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 6 or 7) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

     3.2 Whenever any outstanding Award or portion thereof expires, is cancelled or is otherwise terminated for any reason (other than upon the surrender of the Option pursuant to Section 5.5 hereof), the Shares allocable to the cancelled or otherwise terminated Award or portion thereof may again be the subject of Awards granted hereunder.

4.  Option Grants for Eligible Employees.
    ------------------------------------

     4.1  Authority of Committee.  The Committee shall have full and final
          ----------------------
authority to select those Eligible Employees who will receive Options, the terms and conditions of which shall be set forth in Agreements; provided, however,
                                                          --------  -------
that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

     4.2  Purchase Price.  The purchase price or the manner in which the
          --------------
purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement, provided that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     4.3  Duration.  Options granted hereunder shall be for such term as the
          --------
Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).
The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     4.4  Vesting.  Subject to Section 5.5 hereof, each Option shall become
          -------
exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

     4.5  Modification or Substitution.  The Committee may, in its discretion,
          ----------------------------
modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's written consent.

     4.6  Restriction.  With respect to Optionees subject to Section 16(b) of
          -----------
the Exchange Act, no Shares acquired upon exercise of an Option may be disposed of before six (6) months from the date the Option is granted.

     4.7  Maximum Value of Stock Subject to Options That are Incentive Stock
          ------------------------------------------------------------------
Options.  To the extent that the aggregate Fair Market Value (determined as of
- -------
the date the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any Parent or Subsidiary) exceeds $100,000, the Options shall be treated as Nonqualified Stock Options. In making this determination, Options shall be taken into account in the order in which they were granted.

5.  Terms and Conditions Applicable to All Options.
    ----------------------------------------------

     5.1  Non-transferability.  No Option granted hereunder shall be
          -------------------
transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee. Any attempted sale, assignment, pledge or emcumbrance of an Option, other than a transfer by will or the laws of descent and distribution, shall be void and the Company shall not be bound thereby.

     5.2  Method of Exercise.  The exercise of an Option shall be made only by a
          ------------------
written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion, by any one or a combination of the following: (i) cash or (ii) upon such terms and conditions as determined by the Committee, transferring to the Company Shares owned by the Optionee for a period of at least six (6) months prior to the exercise of the Option. The written notice pursuant to this Section 5.2 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     5.3  Rights of Optionees.  No Optionee shall be deemed for any purpose to
          -------------------
be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     5.4  Termination of Employment.
          -------------------------

     (a) If an Optionee's employment terminates for any reason other than Cause, the Option shall be exercisable following the Optionee's termination of employment as determined by the Committee and as set forth in the Agreement but only to the extent that the Option or portion thereof was exercisable on the date of termination.

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     (b) If an Optionee's employment terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

     The Committee may, at the time an Option is granted, or at any time thereafter, in its sole discretion, provide that the exercisability of the Option shall, in whole or in part, be accelerated to the date of the Optionee's termination of employment. In no event may any Option be exercised by anyone after the expiration of the term of the Option, nor may any action taken by the Committee hereunder decrease the term of any Option to a period less than that provided for in the Agreement. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company will be final.

     5.5  Effect of Change in Control.  Notwithstanding anything contained in
          ---------------------------
the Plan or an Agreement to the contrary, in the event of a Change in Control,
(i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) any Optionee will be permitted to surrender for cancellation within ninety (90) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in the amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided, however, that in the case of an
                                       --------  -------
Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the ninety (90) day period commencing upon the expiration of six
(6) months from the date of grant of any such Option and to receive the amount determined under this Section 5.5.

     5.6  Withholding of Taxes.
          --------------------

     (a) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six
(6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six (6) months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

     (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

6.  Adjustment Upon Changes in Capitalization.
    -----------------------------------------

     6.1 Subject to Section 7, in the event of a Change in Capitalization which results in a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of Shares outstanding, without the Company receiving compensation therefor in money, services or property, the number, class and per share price of Shares subject to outstanding Options shall be appropriately adjusted in such a manner as to entitle Optionees to receive, upon exercise of their Options, for the same aggregate cash consideration, the same total number and class or classes of Shares as they would have received had they exercised their Option in full immediately prior to the event requiring the adjustment. In addition, in the event of any Change in Capitalization (including a Change in Capitalization described in the preceding sentence), the Committee shall conclusively determine the appropriate adjustments (in addition to those described in the preceding sentence), if any, to the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the purchase price of Options, if applicable.

     6.2 Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     6.3 If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

7.  Effect of Certain Transactions.
    ------------------------------

     Subject to Section 5.5, in the event of (i) the liquidation or dissolution or the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there occurs any change of a type described in
Section 16.6 hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 6 hereof shall be made by the Committee.

8.  Option Grants for Non-employee Directors.
    ----------------------------------------

     8.1  Award.  On the date of the Company's annual meeting at which the Non-
          -----
employee Director is elected or reelected to serve, each Non-employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 Shares, provided that the Plan is in effect on that day.

     8.2  Restriction.  No Shares transferred to a Non-employee Director
          -----------
pursuant to the exercise of a Nonqualified Stock Option granted under Section
8.1 may be disposed of by him before six (6) months after the date the Option is granted.

     8.3  Purchase Price.  The purchase price per Share under a Nonqualified
          --------------
Stock Option granted pursuant to Section 8.1 shall be 100% of the Fair Market Value of a Share on the date the Option is granted.

     8.4  Duration.  Each Nonqualified Stock Option granted pursuant to Section
          --------
8.1 shall expire five (5) years from the date it is granted.

     8.5  Other Terms and Conditions.  The provisions of Section 5 shall apply
          --------------------------
to all Options granted pursuant to Section 8.1.

     8.6  Amendment.  Notwithstanding the provisions of Section 10 hereof, the
          ---------
terms of this Section 8 shall not be amended more than once every six months, other than to comport with the changes in the Code, or the rules under the Code.

9.  Restricted Stock Awards.
    -----------------------

     9.1  Authority of Committee.  Subject to the provisions of the Plan, the
          ----------------------
Committee shall have full and final authority to select those Eligible Employees who will receive Restricted Stock Awards, the terms and conditions of which shall be set forth in Agreements.

     9.2  Transferability Restrictions and Stockholder Rights With Respect to
          -------------------------------------------------------------------
Restricted Stock.  Except as provided herein, Restricted Stock may not be sold,
- ----------------
assigned, transferred, pledged or otherwise encumbered during a Restricted Period. Any attempted sale, assignment, transfer, pledge or encumbrance of Restricted Stock in violation of this Plan shall be void and the Company shall not be bound thereby. During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in this Plan and the applicable Agreement. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that are forfeited in accordance with this Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Subject to the terms of this Plan and the Agreement with respect to the Award, the recipient shall have the right to vote the Restricted Stock awarded to such recipient and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock, with respect to such Restricted Stock, with the exception that (i) the recipient shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired, (ii) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (iii) the recipient may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period. Nothing in this Section shall prevent transfers by will or by the applicable laws of descent and distribution.

     9.3  Vesting of Restricted Stock.  Restricted Stock Awards shall be subject
          ---------------------------
to such vesting restrictions, if any, as the Committee shall determine in its sole discretion; provided that any Restricted Stock

Award that is granted to an Employee who is then subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act and the rules thereunder shall vest no earlier than six months following the date on which the Restricted Stock is deemed awarded for purposes of such provisions.

     9.4  Effect of Change in Control.  Notwithstanding anything contained in
          ---------------------------
the Plan or an Agreement to the contrary, in the event of a Change in Control, all Restricted Stock Awards outstanding on the date of such Change in Control shall become immediately and fully vested.

     9.5  Consequence of Vesting.  Subject to Section 13.5, when shares of
          ----------------------
Restricted Stock become vested, the Restricted Period shall be terminated as to those shares, and the Company shall deliver to the Restricted Stock Award recipient (or his estate, if applicable) a certificate representing those Shares and all Retained Distributions made or declared with respect to those Shares, reduced as necessary to satisfy the Company's tax withholding obligation.

     9.6  Forfeiture for Cause.  Notwithstanding any other provision of this
          --------------------
Plan, if the Committee finds that the Restricted Stock Award recipient's employment terminated for Cause, any of his Restricted Stock Awards that are not then vested will be forfeited. The decision of the Committee as to the cause of an Award recipient's discharge and the damage done to the Company will be final.

     9.7  Withholding of Taxes.  The Company shall meet its tax withholding
          --------------------
obligations under the Code and applicable state or local law arising upon the vesting of Restricted Stock by delivering to the Restricted Stock recipient (or his estate, if applicable) a reduced number of Shares in the manner specified herein. At the time of vesting of shares of Restricted Stock, the Company shall
(i) calculate the amount of withholding tax due on the assumption that all such vested shares of Restricted Stock are made available for delivery, (ii) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the amount of tax the Company is obliged to withhold and (iii) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Award recipient, in the amount of the withholding tax due. The Company shall withhold only whole Shares to satisfy its withholding obligation. Where the Fair Market Value of the withheld Shares does not equal the Company's withholding tax obligation, the Company shall withhold Shares with a Fair Market Value slightly in excess of the amount of its withholding obligation and shall remit the excess cash to the Restricted Stock Award recipient (or his estate, if applicable) with the Shares of Common Stock made available for delivery. The withheld Shares of Restricted Stock not made available for delivery by the Company shall be retained as treasury stock or will be cancelled and, in either case, the recipient's right, title and interest in such Restricted Stock shall terminate.

10.  Termination and Amendment of the Plan.
     -------------------------------------

     10.1 The Plan shall terminate on May 23, 2001, and no Awards may be granted thereafter. The Board may sooner terminate or, except as otherwise
                                                        -------------------
provided, amend the Plan at any time and from time to time; provided, however,
- --------                                                    --------  -------
that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months after the date of adoption of such amendment.

     10.2 Except as provided in Sections 6 and 7 hereof, rights and obligations under any Award granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Award recipient, nor shall any amendment or termination deprive any Award recipient of any Shares which he may have acquired through or as a result of the Plan.

11.  Non-Exclusivity of the Plan.
     ---------------------------

     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and shares otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.  Limitation of Liability.
     -----------------------

     As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

     (i) give any person any right to be granted an Award other than at the sole discretion of the Committee;

     (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan or any Agreement;

     (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

     (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

13.  Regulations and Other Approvals; Governing Law.
     ----------------------------------------------

     13.1 This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

     13.2 The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     13.3 The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     13.4 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     13.5 Each Award is subject to the requirement that, if at any time the Committee determines, in its good faith discretion, the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee. Notwithstanding any other provision herein to the contrary, if within ten (10) days preceding the expiration date of an Option, the Company is unable to issue Shares thereunder, the expiration date of said Option shall be extended and written notice given to the Optionee (at least seven (7) days prior to the expiration date) of such extension so as to provide a reasonable opportunity for the Optionee to exercise the Option; provided, however, in no event shall such extension exceed the period during which the Company was unable to issue Shares under the Option plus ten (10) days.

     13.6 The Company will use its best efforts to effect and maintain the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all Shares which may be awarded pursuant to the Plan and all Shares issuable upon the exercise of an Option granted pursuant to the Plan.

     13.7 Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option or upon the awarding of Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

14.  Miscellaneous.
     -------------

     14.1  Multiple Agreements.  The terms of each Award may differ from other
           -------------------
Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Employee.

     14.2  Section 83(b) Elections.  No Eligible Employee shall exercise the
           -----------------------
election permitted under Section 83(b) of the Code with respect to an Award without written approval of the Treasurer of the Company. If the Treasurer permits such an election with respect to any Award, the Company shall require the Award recipient to pay the Company an amount necessary to satisfy the Company's tax withholding obligation.

15.  Effective Date.
     --------------

     The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative votes of the holders of a majority of the Company's Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.

16.  Definitions.  For purposes of the Plan:
     -----------

     16.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

     16.2 "Agreement" means the written agreement between the Company and an Award recipient evidencing the grant of an Award and setting forth the terms and conditions thereof.

     16.3 "Award" shall mean an Option (which may be designated as an Incentive Stock Option or a Nonqualified Stock Option) or a Restricted Stock Award granted under this Plan.

     16.4  "Board" means the Board of Directors of the Company.

     16.5 "Cause" means (i) the willful engaging by the Award recipient in gross misconduct resulting in demonstrable material injury to the Company, or
(ii) the nonappealable conviction of the Award recipient of a felony involving moral turpitude. For purposes of this definition, no act or failure to act on the Award recipient's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Company or otherwise likely to result in no material injury thereto.

     16.6 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

     16.7 A "Change in Control" means the occurrence during the term of the Plan of:

     (i) The "acquisition" by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for
                                                     --------  -------
purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (b) acquires the Voting Securities directly from the Company;
(c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person;
(d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); (e) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii)(a) below); or (f) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities as a result of a transaction approved by a majority of the Incumbent Board (as defined in paragraph (ii) below); or

     (ii) The individuals who, as of February 8, 1996, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company;

provided, however, that if either the election of any new director or the
- --------  -------
nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided
                                                                 --------
further, however, that no individual shall be considered a member of the
- -------  -------
Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (iii)  Approval by stockholders of the Company of:

     (a) A merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

     (1) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

     (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation, and

     (3) no Person (other than (x) the Company or any Controlled Entity, (y) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or (z) any Person who, immediately prior to the Business Combination, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (a) (1), (2) or (3) shall be referred to as a "Non-Control Transaction");

     (b) A complete liquidation or dissolution of the Company; or

     (c) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

     Notwithstanding the foregoing, if an Eligible Employee's employment is terminated and the employee reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Eligible Employee shall mean the date immediately prior to the date of such termination of employment.

     A Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     16.8  "Code" means the Internal Revenue Code of 1986, as amended.

     16.9 "Committee" means a committee consisting of at least two (2) Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

     16.10  "Company" means Plains Resources Inc.

     16.11 "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days or which the Committee determines constitutes a Disability.

     16.12 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

     16.13 "Eligible Employee" means any officer, the Chairman of the Board, or any employee of the Company or a Subsidiary.

     16.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     16.15 "Fair Market Value" on any date means the closing sale price per Share on the day before such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on the day before such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on the day before such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

     16.16 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

     16.17 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     16.18 "Non-employee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

     16.19 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

     16.20 "Optionee" means a person to whom an Option has been granted under the Plan.

     16.21 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     16.22  "Plan" means the Plains Resources Inc. 1996 Stock Incentive Plan.

     16.23 "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered.

     16.24 "Restricted Stock" shall mean those Shares issued pursuant to a Restricted Stock Award that are subject to the restrictions, terms, and conditions set forth in this Plan and any related Agreement.

     16.25 "Restricted Stock Award" shall mean an award of Restricted Stock pursuant to Section 9 hereof.

     16.26 "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

     16.27 "Shares" means the common stock, par value $.10 per share, of the Company.

     16.28 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

     16.29 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

     16.30 "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.